UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported):  December 2, 2011

SWIFT ENERGY COMPANY
(Exact name of Registrant as specified in its charter)

Texas	1-8754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16825 Northchase Drive, Suite 400
Houston, Texas 77060
(Address of principal executive offices)

(281) 874-2700
(Registrant’s telephone number)

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Majority Voting Policy for Directors in Uncontested Elections

On December 2, 2011, Swift Energy Company (the “Company”) amended its Principles for Corporate Governance to include a new policy which provides for majority voting for directors in uncontested elections (the “Policy”).  Pursuant to the Policy, all nominees of the Board standing for election or re-election shall tender an irrevocable resignation that will become effective upon both a director’s failure to receive a majority of the votes cast in such election and Board acceptance of such resignation.  Upon the failure of a director to receive a majority of votes cast, the Policy provides for the Corporate Governance Committee to promptly consider, and make a recommendation to the Board regarding, whether to accept or reject the tendered resignation, or whether other action should be taken.  The Board must act on the tendered resignation, and publicly disclose its decision and the rationale behind it, within 90 days from the date of the certification of the election results.

The Policy also provides for independent directors to make determinations as to director resignations, sets out a range of remedies in the event of a majority withhold vote, and provides for a summary of such Policy to be included in all proxy statements related to election of directors.

This description of the Policy is qualified in its entirety by reference to the actual policy, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Majority Voting Policy for Directors in Uncontested Elections.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 6, 2011

SWIFT ENERGY COMPANY
By:	/s/ Bruce H. Vincent
Bruce H. Vincent President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Majority Voting Policy for Directors in Uncontested Elections.